Exhibit 10.1
Execution Version
ASSUMPTION AGREEMENT
Assumption Agreement dated as of March 24, 2025 made by Blue Owl Technology Finance Corp., a Maryland corporation (as successor by merger to Blue Owl Technology Finance Corp. II, the “New Company”), in favor of the holders of Notes (the “Noteholders”), each of which is a party to (or a transferee of a party to) the Note Purchase Agreement, dated as September 27, 2023 by and among Blue Owl Technology Finance Corp. II, a Maryland corporation (the “Issuer”), and the Purchasers listed on the Purchaser Schedule thereto (the “Note Purchase Agreement”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Note Purchase Agreement.
WITNESSETH:
Whereas, pursuant to the Agreement and Plan of Merger, dated as of November 12, 2024, by and among the Issuer, the New Company, and the other parties thereto, the Issuer has been merged with and into the New Company (the “Transaction”), and as a result of the Transaction, the New Company has assumed all of the rights, duties, liabilities and obligations of the Issuer, including, without limitation, all of the rights, duties, liabilities and obligations of the Issuer under the Note Purchase Agreement; and
Whereas, the New Company, as the surviving corporation of the Transaction, shall receive direct and indirect benefits by reason of the investments made by the Noteholders under the Note Purchase Agreement (which benefits are hereby acknowledged); and
Whereas, the Note Purchase Agreement requires, as a condition precedent to the consummation of the Transaction, that the New Company execute and deliver this Agreement;
Now Therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the New Company hereby agrees as follows:
1.    Assumption. (a) The New Company, as the surviving corporation of the Transaction, hereby unconditionally and expressly assumes, confirms and agrees to perform and observe each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, duties and liabilities of the Issuer under the Note Purchase Agreement and the Notes and under any documents, instruments or agreements executed and delivered or furnished, or to be executed and delivered or furnished, by the Issuer in connection therewith, and to be bound by all waivers made by the Issuer with respect to any matter set forth therein.
(b)    All references to the Issuer in any Note Purchase Agreement or Note or any document, instrument or agreement executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to the

New Company, except for references to the Issuer relating to its status prior to the consummation of the Transaction.
2.    Representation and Warranties. The New Company hereby accepts and assumes all obligations and liabilities of the Issuer related to each representation or warranty made by the Issuer in the Note Purchase Agreement or any other document, instrument or agreement executed and delivered or furnished in connection therewith. The New Company further represents, warrants and affirms for the benefit of the Noteholders that each of such representations and warranties contained in Sections 5.1, 5.2, 5.6 and 5.7 of Note Purchase Agreement (with respect to this Agreement rather than the Note Purchase Agreement) is true and correct with respect to the New Company on and as of the date hereof and as of the date of consummation of the Transaction. Each such representation and warranty is incorporated by reference herein in its entirety. The New Company further represents and warrants that no Default or Event of Default has occurred and is continuing under the Note Purchase Agreement.
3.    Further Assurances. At any time and from time to time, upon any Noteholder’s request and at the sole expense of the New Company, the New Company will promptly execute and deliver any and all further instruments and documents and will take such further action as such Noteholder may reasonably deem necessary to effect the purposes of this Agreement.
4.    Amendment, Etc. No amendment or waiver of any provision of this Agreement shall be effective, unless the same be in writing and executed in accordance with the provisions of the Note Purchase Agreement.
5.    Binding Effect; Assignment. This Agreement shall be binding upon the New Company, and shall inure to the benefit of the Noteholders and their respective successors and assigns. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.

BLUE OWL TECHNOLOGY FINANCE CORP.

By:	/s/Jonathan Lamm

Name:	Jonathan Lamm
Title:	Chief Financial Officer
[Signature Page to Assumption Agreement]